Exhibit 10.2
FIRST AMENDMENT TO THE CARDIOTECH INTERNATIONAL, INC.
EMPLOYEE STOCK PURCHASE PLAN

WHEREAS, AdvanSource Biomaterials Corporation (the “Company”) maintains the CardioTech International, Inc. Employee Stock Purchase Plan, effective as of October 16, 2007 (the “Plan”);

WHEREAS, in Section 19 of the Plan, the Company, through its Board of Directors, has reserved the right to amend the Plan at any time and for any reason; and

WHEREAS, the Company desires to amend the Plan to adjust the initial offering period and to amend the provisions for adjustment in the event of certain equity restructuring events and corporate transactions.

NOW, THEREFORE, the Plan is hereby amended effective as of October 16, 2007, as follows:

1.	By revising the second sentence of Section 4 to read as follows:

“The first Offering Period shall commence on March 1, 2008 and shall continue until August 31, 2008.”

2.	By revising the first sentence of Section 18(a) to read as follows:

Subject to any required action by the stockholders of the Company, the number of Shares covered by each option under the Plan that has not yet been exercised, the number of Shares that have been authorized for issuance under the Plan but have not yet been placed under option, the price per Share of Common Stock covered by each option under the Plan that has not yet been exercised, and any other Share limits set forth in the Plan shall be proportionately adjusted for any stock split, reverse stock split, stock dividend, combination, reclassification of the Common Stock (including any such change in the number of Shares of Common Stock effected in connection with a change in domicile of the Company), divestiture (including a spin-off), rights offering, any dividend or distribution to holders of Shares of Common Stock other than an ordinary cash dividend, or any other similar change in capitalization effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.”

3.	By deleting the second paragraph of Section 18(b) in its entirety.

4.	Except as provided above, the Plan shall remain in full force and effect.

ADVANSOURCE BIOMATERIALS CORPORATION

By: /s/ Michael F. Adams
On Behalf of Its Board of Directors